Exhibit 10.1

AMENDMENT NO. 1 TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of September 20, 2019 by and among NN, Inc., a Delaware corporation (the “Company”), and Warren A. Veltman (the “Executive”), and amends that certain Executive Employment Agreement dated as of September 9, 2014 by and among the Company and the Executive (the “Employment Agreement”).

In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Amendment, the parties hereto, intending to be legally bound, hereby agree that the Employment Agreement is hereby amended as follows:

1. Section 3 of the Employment Agreement is hereby amended by deleting said Section 3 in its entirety and inserting in lieu thereof the following:

“Position and Duties. The Executive shall serve as the interim President and Chief Executive Officer of the Company with responsibilities and authority as may from time to time be assigned by the Board of Directors of the Company. Executive agrees to perform faithfully and industriously the duties which the Company may assign to him. The Executive shall devote substantially all of his working time and efforts to the business affairs of the Company, to the exclusion of all other employment or business interest other than passive personal investments, charitable, religious or civic activities. Executive may not engage, directly or indirectly, in any other business or businesses, whether or not similar to that of the Company, except with the consent of the Board of Directors of the Company.”

2. Section 4(a) of the Employment Agreement is hereby amended by deleting said subsection in its entirety and inserting in lieu thereof the following:

“(a) Base Salary. Effective as of September 16, 2019, the Company shall pay to the Executive an aggregate base salary at a rate of Six Hundred Thousand Dollars ($600,000.00) per annum, payable in accordance with the Company’s normal payroll practices. Such base salary may be changed from time to time in accordance with the normal business practices of the Company.”

3. The Executive’s annual non-equity incentive opportunity shall be increased to 90% of the Executive’s base salary in effect from time to time. The Company will grant the Executive 28,130 Restricted Shares (as defined in the Company’s 2019 Omnibus Incentive Plan), which Restricted Shares shall vest on September 20, 2020.

4. Section 27(e) of the Employment Agreement is hereby amended by deleting said subsection in its entirety and inserting in lieu thereof the following:

“Good Reason” means, except as provided below, any of the following events if not remedied by the Company within 30 days after receipt of notice thereof from the Executive: (i) assignment to the Executive of any duties inconsistent with Executive’s position duties, responsibilities, office, or any other action by the Company that results in a material diminution in the Executive’s position, authority, duties or responsibilities; (ii) any material failure by the Company to comply with this Agreement; (iii) a material adverse change in Executive’s annual compensation and benefits; or (iv) a requirement to relocate in excess of fifty (50) miles from Kentwood, Michigan or Charlotte, North Carolina. Notwithstanding anything in this definition to the contrary, an alleged act by the Company shall not constitute a “Good Reason” event for purposes of this Agreement unless Executive gives written notice of the same to the Company within 30 days of the initial existence of such act. Further, for avoidance of doubt, nothing in this Agreement shall preclude the Company from reducing Executive’s annual base salary and/or incentive opportunity as part of an across-the-board compensation adjustment to other employees at Executive’s level of employment. Notwithstanding the foregoing, in the event the Company does not appoint the Executive as the permanent President and Chief Executive Officer, and reduces Executive’s annual compensation and benefits in connection therewith, neither such event shall constitute “Good Reason” for purposes of this Agreement, and subsection (iv) above shall be deemed to be amended by deleting the words “or Charlotte, North Carolina”.”

5. In all other respects, the Employment Agreement shall remain in full force and effect.

6. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Any or all of the signatures to this Amendment may be by facsimile transmission.

7. This Amendment shall be governed in accordance with the laws of the State of Tennessee, without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Employment Agreement as of the date first above written.

NN, INC.

By:	/s/ Matthew S. Heiter
Name: Matthew S. Heiter
Title: Senior Vice President

/s/ Warren A. Veltman
Warren A. Veltman

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